As filed with the Securities and Exchange Commission on March 15, 2007
Registration No. 333-133724

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
ON FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Progress Software Corporation
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. Employer Identification Number)
14 Oak Park
Bedford, MA 01730
(781) 280-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph W. Alsop
Chief Executive Officer
Progress Software Corporation
14 Oak Park
Bedford, MA 01730
(781) 280-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Birnbaum, Esq.
John D. Hancock, Esq.
Foley Hoag llp
155 Seaport Boulevard
Boston, Massachusetts 02210
Telephone: (617) 832-1000
Facsimile: (617) 832-7000

     Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of our common stock that remain unsold hereunder as of the effective date hereof.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date, as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES
     On May 1, 2006, we filed a registration statement on Form S-3 (No. 333-133724) to register 460,011 shares of our common stock for resale by certain shareholders from time to time. The registration statement was declared effective by the Securities and Exchange Commission on May 10, 2006. This post-effective amendment to the registration statement is being filed to deregister the shares of our common stock that were previously registered under the registration statement and that remain unsold.
     Based on the records of our transfer agent, none of the 460,011 shares registered under the registration statement has been sold. We respectfully request that the Securities and Exchange Commission remove them from registration because our obligation to maintain the effectiveness of the registration statement has expired.
     Consequently, and in accordance with the undertaking contained in the registration statement pursuant to Item 512(a)(3) of Regulation S-K, we hereby deregister the 460,011 shares of our common stock that were registered under the registration statement and that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of in Bedford, Commonwealth of Massachusetts, on March 15, 2007.

Progress Software Corporation
By:	/s/ Norman R. Robertson
Norman R. Robertson,
Senior Vice President, Finance and Administration and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Joseph W. Alsop	Chief Executive Officer and Director (principal executive officer)	March 15, 2007
/s/ Norman R. Robertson Norman R. Robertson	Senior Vice President, Finance and Administration and Chief Financial Officer (principal financial officer)	March 15, 2007
* David H. Benton, Jr.	Vice President and Corporate Controller (principal accounting officer)	March 15, 2007
Barry N. Bycoff	Director
* Roger J. Heinen, Jr.	Director	March 15, 2007
Charles Kane	Director
* Michael L. Mark	Director	March 15, 2007
* Scott A. McGregor	Director	March 15, 2007
* Amram Rasiel	Director	March 15, 2007

*By:	/s/ Norman R. Robertson
Norman R. Robertson,
Attorney-in-Fact

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